                                                                   EXHIBIT 10(S)



                         ARMOR ALL PRODUCTS CORPORATION
                      INCENTIVE PLAN FOR BUSINESS MANAGERS
                      ------------------------------------
                                  FISCAL 1997
                                  -----------


          The name of this plan shall be the Armor All Products Corporation Incentive Plan for Business Managers - Fiscal 1997 (the "Plan"). The Plan is offered in addition to existing incentive plans during fiscal 1997.

     A.   PURPOSE

     The purpose of this Plan is to provide key business managers of Armor All Products Corporation (the "Company") with an extraordinary incentive to significantly improve business results in the Company's fiscal year 1997 (the "Plan Year"). The Plan is designed to link managers' interests more closely with the interests of the Company's stockholders.

     B.   ADMINISTRATION

     The Compensation Committee of the Company's Board of Directors (the "Committee") shall have full power and authority, subject to the provisions of the Plan, to designate Participants and to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation to the Plan as it deems necessary
or advisable.   Decisions and selections of the Committee shall be made by a majority of its members and, if made pursuant to the provisions of the Plan, shall be final. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.

     C.   PARTICIPATION

     Those key business managers of the Company designated by the Committee for this purpose shall be the Participants in the Plan.

     As soon as reasonably practicable after the designation of a key business manager as a Participant by the Committee, that person will be notified of his or her designation as a Participant.

     D.  INDIVIDUAL TARGET AWARDS FOR PARTICIPANTS

     The Individual Target Award for each Participant shall be determined by the Committee at the time it designates a key business manager as a Participant in the Plan. The amount of any actual award paid to any Participant may be greater
or less than the Individual Target Award.   Neither the designation of an
employee as a Participant nor the establishment of an Individual Target Award for a Participant shall affect the right of the Company, its subsidiaries or affiliates to terminate the employment of such employee at any time and for any reason, which right is hereby reserved.

     E.   BASIS OF AWARDS

     Awards will be a percentage of each Participant's Individual Target Amount, based on the Company's earnings per share for fiscal 1997, in accordance with measures determined by the Committee. Awards will be based on performance against objectives.

     F.   AWARD DETERMINATION

     The Committee shall be responsible for making the final determination of the amount, if any, to be paid to the Participant for fiscal year 1997. All awards will be subject to the sole discretion of the Committee.

     G.   TIME OF PAYMENT OF AWARD

     One-half of any award payable under this Plan shall be paid in a single sum to the Participant during the Company's fiscal year 1998 as soon as reasonably practicable after the amount of the award is determined. The balance of the award shall be paid at the end of the Company's fiscal year 1998.

     H.   NO FUND

     Awards paid under this Plan shall not be based on or payable from a "pool" or any other separate fund.

     I.   EMPLOYMENT AT YEAR-END GENERALLY REQUIRED FOR AWARD

     No award shall be made to any Participant who is not an active, full-time employee of the Company or one of its subsidiaries or affiliates at the end of the Plan Year and on the date each portion of the award is paid, except those Participants whose active employment ended during such year because of death or retirement under one of the Company's retirement plans, or other termination with the express approval of the Company's Board of Directors.

     J.   NONASSIGNMENT; PARTICIPANTS AS GENERAL CREDITORS

     The interest of any Participant under the Plan shall not be assignable either by voluntary or involuntary assignment or by operation of law, except by designation of a beneficiary or beneficiaries to the extent allowed under the Company's DCAP.

     K.   AMENDMENT

     The Company reserves the right in its Board of Directors to amend the Plan at any time; provided, however, that no such amendment adopted after the end of the Company's fiscal year 1997 shall adversely affect the payment of any award. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.